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ING LargeCap Value Fund into ING Value Choice Fund	Q&A

FOR INSTITUTIONAL PUBLIC USE ONLY. Not to be used with the general public under any circumstances.

What is happening to ING LargeCap Value Fund?

At a meeting held on March 27, 2008, the Board of ING LargeCap Value Fund approved the Reorganization Agreement. Subject to shareholder approval, the Reorganization Agreement provides for the transfer of all of the assets of ING LargeCap Value Fund to ING Value Choice Fund in exchange for shares of beneficial interest of ING Value Choice Fund.

As a result of the Reorganization, each owner of Class A, Class B, Class C and Class I shares of ING LargeCap Value Fund would become a shareholder of the corresponding share class of ING Value Choice Fund. The Reorganization is expected to be effective on or about September 27, 2008.

Why is ING proposing to merge ING LargeCap Value Fund with and into ING Value Choice Fund.

The Reorganization is one of several reorganizations that have taken place among various ING Funds. The ING Fund complex has grown in recent years through the addition of many funds. Management of the ING Funds has proposed the consolidation of several of the ING Funds that they believe have similar or compatible investment strategies. The reorganizations are designed to reduce the overlap in the types of funds offered in the ING Funds complex, thereby eliminating inefficiencies and potential confusion about overlapping funds. ING Investments also believes that the reorganizations may benefit fund shareholders by resulting in surviving funds with greater asset bases. This is expected to provide greater investment opportunities for each surviving fund and the potential to take larger portfolio positions.

When will the mutual fund shareholders be informed of these changes?

Shareholders of record as of the close of business on June 23, 2008, are entitled to notice of, and to vote at, a special meeting of shareholders (the “Special Meeting”). Notice to shareholders was mailed on July 23, 2008. The Special Meeting of shareholders of ING LargeCap Value Fund is scheduled for September 9, 2008, at 10:00 a.m., Local time, at 7337 East Doubletree Ranch Road, Scottsdale, Arizona 85258-2034.

How would the ING LargeCap Value Fund be transitioned?

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At a meeting held on May 30, 2008, the Board approved the termination of the investment sub-advisory agreement with Brandes and approved the Tradewinds Sub-Advisory Agreement appointing Tradewinds as the sub-adviser to ING LargeCap Value Fund during the Transition Period (beginning shortly after shareholders approve the Reorganization until the Reorganization is consummated).

•

Approval of the Tradewinds Sub-Advisory Agreement would provide for uninterrupted sub-advisory services to ING LargeCap Value Fund and enable Tradewinds to transition the Fund into ING Value Choice Fund during the Transition Period, providing the opportunity for ING Value Choice Fund to be as fully invested as practicable after the Reorganization is consummated;

•	Shareholders must approve both the Reorganization and the proposed Tradewinds Sub-Advisory Agreement for the agreement to become effective;

•	If the Tradewinds Sub-Advisory Agreement is approved, Tradewinds will be tasked to transition ING LargeCap Value Fund’s portfolio securities.

Who sub-advises ING Value Choice Fund?

Tradewinds Global Investors, LLC (“Tradewinds”) was launched in March 2006, the result of an internal reorganization of NWQ Investment Management Company, LLC. Tradewinds serves institutions and private clients worldwide. Tradewinds is registered with the SEC as an investment adviser and is a subsidiary of Nuveen Investments, Inc.

As of June 30, 2008, Tradewinds has managed approximately $30 billion in assets. The principal address of Tradewinds is 2049 Century Park East, 20th Floor, Los Angeles, CA 90067.

Who manages ING Value Choice Fund?

The following individual is responsible for the day-to-day management of the Fund:

David B. Iben, CFA, Chief Investment Officer and Managing Director, joined Tradewinds in March 2006. Mr. Iben serves on the Tradewinds Executive Committee. Mr. Iben has managed the Fund since its inception in February 2005. He holds the Chartered Financial Analyst designation and is a member of the CFA Institute and the Los Angeles Society of Financial Analysts. Prior to Tradewinds, Mr. Iben was lead Managing Director/Portfolio Manager at NWQ Investment Management Company, LLC from 2000-2006.

What is the investment strategy of ING Value Choice Fund?

•	Under normal market conditions, the Fund will invest primarily in equity securities of companies with varying market capitalizations of any size.

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The Fund invests in equities that appear undervalued by applying a bottom-up process that considers absolute valuation and security pricing in the context of industry and market conditions. The sub-adviser applies a rigorous approach

Continued >>

Please take the time to read the Proxy Statement when it becomes available because it covers matters that are important to the Fund and to you as a shareholder. The Fund files reports, proxy materials and other information with the SEC. Such materials are available in the EDGAR Database on the SEC’s internet site at http://www.sec.gov. You can also obtain copies of the proxy (when available), the Fund’s prospectus, statement of additional information, semi-annual report, and annual report, upon request, without charge, by writing to the ING Funds, 7337 East Doubletree Ranch Road, Scottsdale, Arizona, 85258-2034, Attention: Literature Fulfillment, or by calling (800) 992-0180.

MUTUAL FUNDS

Not FDIC Insured | Not NCUA/NCUSIF Insured May Lose Value No Bank Guarantee | No Credit Union Guarantee	Your future. Made easier.SM

How does the performance of ING Value Choice Fund compare to that of ING Large Cap Value Fund?

Set forth below is the performance information for each Fund. The charts show the performance of each Fund’s Class A shares for each year since inception. Class B, Class C and Class I shares will have different performance due to differing expenses. Past performance (before and after taxes) is not necessarily an indication of how the Funds will perform in the future.

ING LargeCap Value Fund Performance as of 6/30/08

				Since
				Inception
	YTD	1 Year	3 Years	2/02/04
At Net Asset Value	-24.41%	-41.01%	-6.89%	-3.70%
With Sales Charge*	-28.77	-44.41	-8.70	-4.99

ING Value Choice Fund Performance as of 6/30/08

				Since
				Inception
	YTD	1 Year	3 Years	2/01/05
At Net Asset Value	-4.40%	-3.35%	16.17%	15.26%
With Sales Charge*	-9.92	-8.92	13.91	13.28

*Includes maximum 5.75% sales charge. The initial sales charge for Class A shares may be reduced or waived by combining multiple purchases to take advantage of the breakpoints in the sales charge tables. Please refer to the Prospectus and SAI for more details.

There are two types of fees and expenses when you invest in mutual funds: fees including sales charges, you pay directly when you buy or sell shares, and operating expenses paid each year by a Fund. Actual expenses paid by the Fund may vary from year to year.

Expense Ratio reflects the Fund’s operating expenses as a percentage of average daily net assets. Net expense ratios are adjusted for contractual changes.

Past performance does not guarantee future results. Investment return and principal value of an investment will fluctuate, and shares, when redeemed, may be worth more or less than their original cost. Performance may vary for other share classes. The Fund’s performance is subject to change since quarter’s end and may be lower or higher than the performance data shown. Please call (800) 334-3444 or log on to www.ingfunds.com to obtain changes to the Fund, if any, as well as performance data current to the most recent month-end.

SEC fund returns assume the reinvestment of dividends and capital gain distributions and include a sales charge. Net Asset Value (NAV) fund returns assume the reinvestment of dividends and capital gain distributions but do not include a sales charge. Results would have been less favorable if the sales charge were included. Total return for less than one year is not annualized.

How will the Reorganization affect fund expenses?

The gross and net operating expenses before and after the Reorganization, expressed as an annual percentage of the average daily net asset value per share for Class A, Class B, Class C and Class I shares, as applicable, of each Fund as of November 30, 2007 (unaudited), as adjusted for contractual changes, are as follows:

Expenses Before the Reorganization

	Class A	Class B	Class C	Class I
ING LargeCap Value Fund (1)
Gross Expenses	1.50	2.25	2.25	1.16
Net Expenses (2)	1.47	2.22	2.22	1.13
ING Value Choice Fund
Gross Expenses	1.52	2.27	2.27	1.21
Net Expenses (2)	1.40	2.15	2.15	1.09

Estimated Expenses After the Reorganization: Pro Forma

	Class A	Class B	Class C	Class I
ING Value Choice Fund
Gross Estimated Expenses	1.51	2.26	2.26	1.20
Net Estimated Expenses (3)	1.40	2.15	2.15	1.09

(1) Includes 0.02% of non-recurring interest expense which is not subject to the expense limits.

(2) The Adviser has contractually agreed to limit expenses of the Fund. These expense limitation agreements excludes interest, taxes, brokerage, extraordinary expenses and Acquired Fund Fees and Expenses, and such expense waivers are subject to possible recoupment within three years. For the period above the actual expenses of the Funds are in excess of the contractual expense limits and such expenses are being waived to the contractual cap. The expense limits will continue through at least October 1, 2008.

(3) ING Investments has entered into a written expense limitation agreement with each Fund, under which it will limit expenses of each Fund, excluding interest, taxes, brokerage commissions, extraordinary expenses and acquired fund fees and expenses, subject to possible recoupment by ING Investments within three years. The expense limits will continue through at least October 1, 2009. The expense limitation agreements are contractual and shall renew automatically for one-year terms, unless ING Investments provides written notice of termination of the expense limitation agreement within ninety (90) days of the end of the then current term or upon termination of the investment management agreement. Subject to shareholder approval of the Reorganization, ING Investments has agreed to extend the expense limitation agreement for Value Choice Fund until October 1, 2011. There is no assurance that the expense limitation agreement will remain in effect after this date.

to identify undervalued securities that are believed to be mispriced, misperceived, under-followed and that have strong or improving business fundamentals.

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The research team performs extensive bottom-up research on companies and industries, focusing on qualitative factors such as management strength, shareholder orientation, barriers-to-entry, competitive advantage and catalysts for growth. A broad range of quantitative metrics are applied, including price-to-discounted cash flow, price-to-book value, price-to-sales and price-to-free cash flow.

How will shareholders know when assets have been moved?

If the Reorganization is approved, confirmation of the transaction will be mailed to shareholders of ING LargeCap Value Fund.

Will there be a blackout period during which customers are unable to access their accounts or assets?

No, there will not be a blackout period.

FOR INSTITUTIONAL PUBLIC USE ONLY. Not to be used with the general public under any circumtances.

What are the assets of each fund, as of June 30, 2008?

ING Value Choice Fund is the larger fund (net assets of approximately $361.6 million versus $36.4 million for ING LargeCap Value Fund as of June 30, 2008).

What are the principal risks of ING Value Choice Fund?

You may lose money on your investment in the Fund.

Principal Risks

Price Volatility – the value of the Fund changes as the prices of its investments go up or down. Equity securities face market, issuer and other risks, and their values may fluctuate, sometimes rapidly and unpredictably. Market risk is the risk that securities may decline in value due to factors affecting securities markets generally or particular industries. Issuer risk is the risk that the value of a security may decline for reasons relating to the issuer, such as changes in the financial condition of the issuer. While equities may offer the potential for greater long-term growth than most debt securities, they generally have higher volatility.

The Fund invests in securities of larger companies which sometimes have more stable prices than smaller companies. However, the Fund may invest in small- and mid-sized companies, which may be more susceptible to price volatility than larger companies because they typically have fewer financial resources, more limited product and market diversification and may be dependent on a few key managers.

Convertible Securities - The price of a convertible security will normally fluctuate in some proportion to changes in the price of the underlying equity security, and as such is subject to risks relating to the activities of the issuer and general market and economic conditions. The income component of convertible securities causes fluctuations based upon changes in interest rates and the credit quality of the issuer. Convertible securities are often lower rated securities. The Fund may be required to redeem or convert a convertible security before the holder would otherwise choose.

Derivatives - Generally, derivatives can be characterized as financial instruments whose performance is derived, at least in part, from the performance of an underlying asset or assets. Some derivatives are sophisticated instruments that typically involve a small investment of cash relative to the magnitude of risks assumed. These may include swap agreements, options, forwards and futures. Derivative securities are subject to market risk which could be significant for those that have a leveraging effect. Derivatives are also subject to credit risks related to the counterparty’s ability to perform and any deterioration in the counterparty’s creditworthiness could adversely affect the instrument. In addition, derivatives and their underlying securities may experience periods of illiquidity which could cause the Fund to hold a security it might otherwise sell or could force the sale of a security at inopportune times or for prices that do not reflect current market value. A risk of using derivatives is that the adviser or sub-adviser might imperfectly judge the market’s direction. For instance, if a derivative is used as a hedge to offset investment risk in another security, the hedge might not correlate to the market’s movements and may have unexpected or undesired results such as a loss or a reduction in gains.

Emerging Markets Investments - Because of less developed markets and economies and, in some countries, less mature governments and governmental institutions, the risks of investing in foreign securities can be intensified in the case of investments in issuers domiciled or doing substantial business in countries with an emerging securities market. These risks include: high concentration of market capitalization and trading volume in a small number of issuers representing a limited number of industries, as well as a high concentration of investors and financial intermediaries; political and social uncertainties; over-dependence on exports, especially with respect to primary commodities, making these economies vulnerable to changes in commodity prices; overburdened infrastructure and obsolete or unseasoned financial systems; environmental problems; less developed legal systems; and less reliable custodial services and settlement practices.

Foreign Securities - There are certain risks in owning foreign securities, including those resulting from: fluctuations in currency exchange rates; devaluation of currencies; political or economic developments and the possible imposition of currency exchange blockages or other foreign governmental laws or restrictions; reduced availability of public information concerning issuers; accounting, auditing and financial reporting standards or other regulatory practices and requirements that are not uniform when compared to those applicable to domestic companies; settlement and clearance procedures in some countries that may not be reliable and can result in delays in settlement; higher transaction and custody expenses than for domestic securities; and limitations on foreign ownership of equity securities. Also, securities of many foreign companies may be less liquid and the prices more volatile than those of domestic companies. With certain foreign countries, there is the possibility of expropriation, nationalization, confiscatory taxation and limitations on the use or removal of assets of the Fund, including the withholding of dividends.

The Fund may enter into foreign currency transactions either on a spot or cash basis at prevailing rates or through forward foreign currency exchange contracts in order to have the necessary currencies to settle transactions, to help protect Fund assets against adverse changes in foreign currency exchange rates, or to provide exposure to a foreign currency commensurate with the exposure to securities from that country. Such efforts could limit potential gains that might result from a relative increase in the value of such currencies, and might, in certain cases, result in losses to the Fund. The risks of investing in foreign securities may be greater for countries with an emerging securities market.

ADRs are viewed as investments in the underlying securities which they represent, and therefore are subject to the risks of foreign investments. Even when denominated in U.S. dollars, ADRs are subject to currency risk if the underlying security is denominated in a foreign currency. There can be no assurance that the price of depositary receipts will always track the price of the underlying foreign security.

Small- and Mid-Capitalization Companies - Investments in small- and mid-capitalization companies involve greater risk than is customarily associated with larger, more established companies due to the greater business risks of small size, limited markets and financial resources, narrow product lines and the frequent lack of depth of management. The securities of smaller companies are often traded over-the-counter and may not be traded in volumes typical on a national securities exchange. Consequently, the securities of smaller companies may have limited market stability and may be subject to more abrupt or erratic market movements than securities of larger, more established companies or the market averages in general.

Inability to Sell Securities - Certain securities generally trade in lower volume and may be less liquid than securities of large established companies. These less liquid securities could include securities of small and mid-size U.S. companies, high-yield securities, convertible securities, unrated debt and convertible securities, securities that originate from small offerings and foreign securities, particularly those from companies in countries with an emerging securities market. The Fund could lose money if it cannot sell a security at the time and price that would be most beneficial to the Fund.

Lending Portfolio Securities - In order to generate additional income, the Fund may lend portfolio securities in an amount up to 30% or 331/3%, depending upon the Fund, of total Fund assets to broker dealers, major banks, or other recognized domestic institutional borrowers of securities. When the Fund lends its securities, it is responsible for investing the cash collateral it receives from the borrower of the securities, and the Fund could incur losses in connection with the investment of such cash collateral. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower default or fail financially.

Market Trends - From time to time, the stock market may not favor the mid-cap value-oriented securities in which the Fund invests. Rather, the market could favor growth-oriented securities or large or small company securities, or may not favor equities at all.

Value Investing - Securities that appear to be undervalued may never appreciate to the extent expected. Further, because the prices of valueoriented securities tend to correlate more closely with economic cycles than growth-oriented securities, they generally are more sensitive to changing economic conditions, such as changes in interest rates, corporate earnings and industrial production.

For more complete information, or to obtain a prospectus on any ING Fund, please call ING Funds Distributor, LLC at (800) 334-3444 or log on to www.ingfunds.com. The prospectus should be read carefully before investing. Consider the fund’s investment objectives, risks, and charges and expenses carefully before investing. The prospectus contains this information and other information about the fund. Not all funds are available for sale at all firms.

7337 East Doubletree Ranch Road
Scottsdale, AZ 85258

(800) 334-3444

© 2008 ING Funds Distributor, LLC

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